UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

August 7, 2015

To our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of OmniVision Technologies, Inc. (the “2015 Annual Meeting”), which will be held at our principal executive offices located at 4275 Burton Drive, Santa Clara, California 95054, on Thursday, September 24, 2015, at 10:00 a.m. local time.

We describe in detail the actions we expect to take at our 2015 Annual Meeting in the attached Notice of 2015 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting.  You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person.  Voting instructions for each of these voting methods are included in the accompanying proxy statement.  See “How do I vote?” in the proxy statement for more details.  You can revoke a proxy at any time prior to its exercise at the 2015 Annual Meeting by following the instructions in the proxy statement.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the 2015 Annual Meeting.  Any stockholder of record attending the 2015 Annual Meeting may vote in person even if he or she has returned a proxy.

You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our Senior Vice President of Global Management and General Counsel at the address above.

We look forward to seeing you at the 2015 Annual Meeting.

Sincerely,

For the Board of Directors of
OMNIVISION TECHNOLOGIES, INC.

Shaw Hong
Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET OR REQUEST A PAPER PROXY CARD TO COMPLETE AND RETURN BY MAIL

OMNIVISION TECHNOLOGIES, INC.

4275 Burton Drive

Santa Clara, California 95054

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. local time on Thursday, September 24, 2015.

PLACE	4275 Burton Drive, Santa Clara, California 95054.

ITEMS OF BUSINESS

(1)         To elect two Class III directors, each to serve until the expiration of his three (3) year term or until his successor is duly elected and qualified.

(2)         To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016.

(3)         To approve an advisory (non-binding) resolution regarding the compensation of our executive officers.

(4)         To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on July 27, 2015.

INTERNET AVAILABILITY

We will mail, on or about August 10, 2015, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on July 27, 2015. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, the time and location of our 2015 Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendations with regard to each matter; a toll-free telephone number, an email address, and a website where stockholders can request a paper or email copy of the proxy statement; our 2015 Annual Report to Stockholders and a form of proxy relating to our 2015 Annual Meeting and all of our future stockholders’ meetings; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person. Voting instructions for each of these voting methods are included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the 2015 Annual Meeting by following the instructions in the proxy statement.

Y. Vicky Chou
Senior Vice President of Global Management and General Counsel

Page
General Information	1
How do I vote?	1
Who is soliciting my vote?	2
What is the purpose of the 2015 Annual Meeting or what proposals will be voted on at the 2015 Annual Meeting?	2
What are the board of directors’ recommendations?	2
Who is entitled to vote at the 2015 Annual Meeting?	2
How many votes do I have?	3
What is the difference between holding shares as a stockholder of record and beneficial owner?	3
How many votes can be cast by all stockholders?	3
How many votes must be present to hold the 2015 Annual Meeting (what constitutes a quorum)?	3
How many votes are required to elect the Class III directors and adopt the other proposals?	3
What happens if a director nominee who is duly nominated does not receive a majority vote?	4
What if I don’t vote for all of the items listed on my proxy?	4
What is a “broker non-vote”?	4
Can I change or revoke my vote after I submit a proxy?	4
What does it mean if I receive more than one proxy?	5
Who can attend the 2015 Annual Meeting?	5
Who will bear the cost of soliciting votes for the 2015 Annual Meeting?	5
Is a list of stockholders available?	5
What if multiple stockholders share the same address?	5
Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals or nominations for the 2016 Annual Meeting)?	5
Can I nominate director candidates?	6
How can I communicate with the independent directors?	6
How do I find out the voting results?	6
Who will count the vote?	6
What if I have questions about lost stock certificates or I need to change my mailing address?	6
Other Matters	6

Proposal One Election of Class III Directors	7
General	7
Nominees	7
Vote Required and Board Recommendation	9

Proposal Two Ratification of Appointment of Independent Registered Public Accounting Firm	10
Fees to PricewaterhouseCoopers LLP for Fiscal 2014 and 2015	10
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	10
Vote Required and Board Recommendation	10

Proposal Three Advisory Resolution to Approve Executive Compensation	11
Vote Required and Board Recommendation	11

Corporate Governance	12
Board and Committee Meetings	12
Committees of the Board	12
Audit Committee	12
Compensation Committee	12
Corporate Governance and Nominating Committee	13
Policy for Director Recommendations and Nominations	13
Director Independence	15
Board Leadership Structure	15
The Board’s Role in Risk Oversight	15
Code of Business Conduct and Ethics	16
Corporate Governance Guidelines	16
Attendance by Board Members at the 2015 Annual Meeting	16

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OMNIVISION TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE

2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials in connection with our 2015 Annual Meeting.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2015 Annual Meeting.  Please read it carefully.

In accordance with rules and regulations of the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we furnish proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials or you would like to receive our future proxy materials electronically by email, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

We expect to mail the Notice of Internet Availability of Proxy Materials on or about August 10, 2015 to all stockholders entitled to vote at the meeting.  On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials.  These proxy materials will be free of charge.

Q:                                   How do I vote?

A:                                   Your vote is important.  Stockholders may vote by proxy.  We are offering stockholders of record four (4) methods of voting:

Voting via Internet—Specific instructions on how to vote via the Internet are included in the Notice of Internet Availability of Proxy Materials.

Voting by Telephone—Specific instructions on how to vote via the telephone are included in the Notice of Internet Availability of Proxy Materials.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on September 23, 2015.

Voting by Mail—You may request a proxy card from Broadridge Financial Solutions, Inc. (“Broadridge”), and indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card.

Your shares will be voted in accordance with the instructions you indicate on the proxy card.  If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•                  for the election of the nominees for director identified in Proposal One;

•                  for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016, as identified in Proposal Two;

•                  for the approval of an advisory (non-binding) resolution to approve executive compensation as identified in Proposal Three; and

•                  for or against other matters that come before the 2015 Annual Meeting, as the proxy holders deem advisable.

Voting in Person at the Meeting—If you plan to attend the 2015 Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.  If you choose to do so, please bring your Notice of Internet Availability of Proxy Materials and proof of identification.  However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the 2015 Annual Meeting.  You should allow yourself enough time prior to the 2015 Annual Meeting to obtain this proxy from the holder of record.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability of Proxy Materials, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name (Beneficial) Stockholders—If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted.  Please follow their instructions carefully.

Q:                                   Who is soliciting my vote?

A:                                   The enclosed proxy is solicited on behalf of the board of directors of OmniVision Technologies, Inc. (“OmniVision” or the “Company”) for use at our 2015 Annual Meeting and at any adjournment(s) or postponement(s) of the meeting.

Q:                                   What is the purpose of the 2015 Annual Meeting or what proposals will be voted on at the 2015 Annual Meeting?

A:                                  You will be voting on:

•                  Election of two Class III directors;

•                  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016;

•                  Advisory (non-binding) resolution to approve executive compensation; and

•                  Any other business that may properly come before the 2015 Annual Meeting.

Q:                                   What are the board of directors’ recommendations?

A:                                   The board recommends a vote:

•                  for the election of the nominees for director identified in Proposal One;

•                  for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016;

•                  for the approval of an advisory (non-binding) resolution to approve executive compensation; and

•                  for or against other matters that come before the 2015 Annual Meeting, as the proxy holders deem advisable.

Q:                                   Who is entitled to vote at the 2015 Annual Meeting?

A:                                   Only stockholders of record who owned OmniVision common stock at the close of business on July 27, 2015, the record date for the 2015 Annual Meeting, are entitled to receive notice of, and to participate in, the 2015 Annual Meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares of OmniVision common stock that you held on the record date at the 2015 Annual Meeting, or any postponement(s) or adjournment(s) of the 2015 Annual Meeting.  As of the record date, 59,585,502 shares of our common stock were issued and outstanding, which were held by approximately 39 stockholders of record.  As of the record date, we had no shares of our preferred stock outstanding.

Q:                                   How many votes do I have?

A:                                   You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:                                   What is the difference between holding shares as a stockholder of record and beneficial owner?

A:                                   Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by OmniVision.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2015 Annual Meeting.  The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the 2015 Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the 2015 Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee.  Please follow their instructions carefully.

Q:                                   How many votes can be cast by all stockholders?

A:                                   You are entitled to one vote for each share held on each matter considered at the 2015 Annual Meeting.  There were 59,585,502 shares of common stock outstanding and entitled to vote on the record date.

Q:                                   How many votes must be present to hold the 2015 Annual Meeting (what constitutes a quorum)?

A:                                   A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the 2015 Annual Meeting and to conduct business.  Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a proxy.  As of the record date, 59,585,502 shares of common stock, representing the same number of votes, were outstanding.  Thus, the presence of the holders of common stock representing at least 29,792,752 shares of common stock is required to establish a quorum.

Q:                                   How many votes are required to elect the Class III directors and adopt the other proposals?

A:                                   The votes required and method of calculation for the proposals to be considered at the 2015 Annual Meeting are as follows:

Proposal One — Election of the Class III directors.  If a quorum is present, each director nominee will be elected by a vote of the majority of the votes cast.  A majority of the votes cast means the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” that nominee.  You may vote “for,” “against” or “abstain” with respect to each director nominee.  Broker non-votes and abstentions will have no effect on the outcome of the election, although they will be counted for purposes of determining whether there is a quorum.

Proposal Two — Ratification of the appointment of PricewaterhouseCoopers LLP.  For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2016, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Three —Advisory Resolution to Approve Executive Compensation.  For the approval of the advisory resolution regarding executive compensation, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for non-binding approval.  You may vote “for,” “against,” or “abstain” from voting on this proposal.  If you abstain from voting on this matter, your abstention will have no effect on the outcome of the vote on this proposal.

Please note that due to New York Stock Exchange (“NYSE”) rules, each of Proposal One and Proposal Three is considered a “non-routine” matter.  If you do not instruct your broker how to vote with respect to these proposals, your broker cannot vote with respect to such proposals and your vote will be counted as a “broker non-vote.”

Q:                                   What happens if a director nominee who is duly nominated does not receive a majority vote?

A:                                   The board of directors nominates for election or re-election as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) the board of directors’ acceptance of such resignation.  In an uncontested election, the board of directors, after taking into consideration the recommendation of the Corporate Governance and Nominating Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives a greater number of votes “against” such nominee’s election than votes “for” such nominee.  In the event of a contested election, the director nominees who receive the largest number of vote cast “for” their election will be elected as directors.

Q:                                   What if I don’t vote for all of the items listed on my proxy?

A:                                   If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the 2015 Annual Meeting.  Consequently, if you abstain from voting on Proposal One or Proposal Three, your abstention will have no effect on the outcome of the vote with respect to such proposal.  If you abstain from voting on Proposal Two, your abstention will have the same effect as a vote against such proposal.

Q:                                   What is a “broker non-vote”?

A:                                   Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters.  A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal, whether such proposal is a routine or non-routine matter.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal Two, the approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you.  However, due to the NYSE rules, each of Proposal One and Proposal Three is considered a non-routine matter.  If you do not instruct your broker how to vote with respect to these proposals, your broker cannot vote with respect to such proposals and your vote will be counted as a “broker non-vote.”

Q:                                   Can I change or revoke my vote after I submit a proxy?

A:                                   If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2015 Annual Meeting.  In order to do this, you must either:

•                  make a later timely and valid Internet or telephone vote no later than 11:59 p.m. (EDT), on September 23, 2015;

•                  sign and return another proxy card bearing a later date before the beginning of the 2015 Annual Meeting;

•                  provide written notice of the revocation to Y. Vicky Chou, our Senior Vice President of Global Management and General Counsel, at the address of our principal executive offices provided above, before we take the vote at the 2015 Annual Meeting; or

•                  attend the meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee, or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the 2015 Annual Meeting and voting in person.

Q:                                   What does it mean if I receive more than one proxy?

A:                                   It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy cards you receive.

Q:                                   Who can attend the 2015 Annual Meeting?

A:                                   All stockholders as of the record date, or their duly appointed proxies, may attend the 2015 Annual Meeting.  If you are a beneficial owner of shares held in “street name,” you are also invited to attend the 2015 Annual Meeting.

Q:                                   Who will bear the cost of soliciting votes for the 2015 Annual Meeting?

A:                                   We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials.  The original solicitation of proxies by mail may be supplemented with solicitation by telephone and other means by directors and employees of OmniVision and by a third-party proxy solicitation company.  In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

Q:                                   Is a list of stockholders available?

A:                                   The names of stockholders of record entitled to vote at the 2015 Annual Meeting will be available to stockholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting.  This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at 4275 Burton Drive, Santa Clara, California 95054.  Please contact Y. Vicky Chou, our Senior Vice President of Global Management and General Counsel to make arrangements.

Q:                                   What if multiple stockholders share the same address?

A:                                   For those who request a hard copy of our proxy statement, we have adopted the process called “householding” for mailing such requested proxy statement in order to reduce printing costs and postage fees.  Householding means that stockholders who share the same last name and address will receive only one copy of such requested proxy statement, unless we receive contrary instructions from any stockholder at that address.  If you prefer to receive multiple copies of such requested proxy statement at the same address, additional copies will be provided to you promptly upon request.  If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at 1-800-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.  We will remove such individuals from the householding program within 30 days of their response, following which they will receive an individual copy of our disclosure documents, if a hard copy of such disclosure documents is requested.  In addition, eligible stockholders receiving multiple copies of such requested proxy statement can request householding by contacting their bank or broker, if applicable, or Broadridge.

Q:                                   Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals or nominations for the 2016 Annual Meeting)?

A:                                  Stockholders are entitled to present proposals for action and director nominations at the 2016 Annual Meeting of Stockholders only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws.  Stockholders must ensure that such proposals and nominations are received by our Senior Vice President of Global Management and General Counsel at the following address: c/o OmniVision Technologies, Inc., 4275 Burton Drive, Santa Clara, California 95054, Attn: Senior Vice President of Global Management and General Counsel, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2016 Annual Meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than April 9, 2016; and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2016 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting.  Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the 2015 Annual Meeting for purposes of the 2016 Annual Meeting.  This means that such proposals or nominations must also be received by April 9, 2016.  A copy of the relevant bylaw provision is available upon written request to our Senior Vice President of Global Management and General Counsel at the address provided above.

Q:                                   Can I nominate director candidates?

A:                                   You may propose director candidates for consideration by the board’s corporate governance and nominating committee.  It is our policy that our corporate governance and nominating committee will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  Such recommendations must be submitted in accordance with applicable advance notice provisions.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management; provided, that such stockholder recommendations are submitted in accordance with applicable policies and procedures.  See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information regarding our advance notice provisions and other policies related to the nomination of directors.

Q:                                   How can I communicate with the independent directors?

A:                                   Stockholders may communicate directly with our independent directors by sending an email to Y. Vicky Chou, our Senior Vice President of Global Management and General Counsel, at legal@ovt.com.  Ms. Chou will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings.  Where the nature of a communication warrants, Ms. Chou may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as Ms. Chou considers appropriate.  After reviewing stockholder messages, Ms. Chou will determine whether any response is necessary.

Q:                                   How do I find out the voting results?

A:                                   Veaco Group will serve as the independent inspector of election for the 2015 Annual Meeting.  Preliminary voting results will be announced at the 2015 Annual Meeting, and final voting results will be published in our Current Report on Form 8-K, which we will file with the SEC within four business days following the 2015 Annual Meeting.

Q:                                   Who will count the vote?

A:                                   We have engaged Broadridge to act as tabulator for the votes.

Q:                                   What if I have questions about lost stock certificates or I need to change my mailing address?

A:                                   Stockholders may contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by calling (866) 321-8022 or writing to P.O. Box 1342, Brentwood, NY 11717 or visit their website at www.broadridge.com to obtain more information about these matters.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2015 Annual Meeting.  Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting.  However, if other matters are properly presented at the 2015 Annual Meeting and you have voted by proxy, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

PROPOSAL ONE

ELECTION OF CLASS III DIRECTORS

General

Pursuant to our certificate of incorporation and bylaws, our board of directors currently consists of five members, divided into three classes, Class I, Class II and Class III, with each class serving staggered terms of three years.  Vacancies on the board of directors may be filled only by persons elected (i) by the affirmative vote of the holders of the then-outstanding shares of our voting stock entitled to vote generally in the election of directors and voting together as a single class or (ii) by a majority of the remaining directors.  A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the board of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is duly elected and qualified.

There currently is one director in Class I, two directors in Class II and two directors in Class III.  The Class III directors are to be elected at the 2015 Annual Meeting.  The Class I and Class II directors will be elected at the 2016 and 2017 Annual Meetings, respectively.  The Class III directors to be elected at the 2015 Annual Meeting will hold office until the 2018 Annual Meeting or until his successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Class III nominees named below, both of whom are presently directors.  In the event that a nominee is unable or declines to serve as a director at the time of the 2015 Annual Meeting, the proxies will be voted for the nominee who shall be designated by the present board of directors to fill the vacancy.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of the nominees listed below, and in such event, the specific nominees to be voted for will be determined by the proxy holders.  We are not aware that the nominees will be unable or will decline to serve as a director.

In fiscal 2015, we adopted a majority voting standard for the election of directors.  In order for a nominee to be elected in an uncontested election, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” that nominee.  Broker non-votes and abstentions will have no effect on the outcome of the election.   This majority voting standard includes a director resignation policy in the event such nominee does not receive majority support of the votes cast.

Nominees

The following table sets forth the names, ages and titles of the nominee and each of our other directors as of July 27, 2015:

Name	Biographical Information	Age	Director Since

Nominees for Class III Directors:

Joseph Jeng

Joseph Jeng has served as one of our directors since April 2003. From April 1999 to the present, Mr. Jeng has been an independent consultant and advisor. From April 1984 to March 1999, Mr. Jeng served as the Chief Executive Officer of Altatron, Inc., a global supply-chain manufacturing services company, which he founded. Mr. Jeng holds a B.S. degree in physics from National Taiwan University and an M.A. degree in physics and an M.B.A. degree from Harvard University.

For the following reasons, the board of directors concluded that Mr. Jeng should serve as a director of OmniVision. Mr. Jeng’s demonstrated executive level management skills make him an important advisor to our board of directors. His finance and investment experience gained through his work background and education makes Mr. Jeng well suited for our audit committee. Mr. Jeng’s business background makes him a valuable component of a well-rounded board and a key member of our audit committee, compensation committee, on which he serves as chairman, and corporate governance and nominating committee.

		66	2003

Dwight Steffensen

Dwight Steffensen has served as one of our directors since August 2004. Since February 2002, Mr. Steffensen has served as a member of the board of directors of SYNNEX Corporation, a leading business process services company. In June 2010, Mr. Steffensen was elected Non-Executive Chairman of the board of SYNNEX. Prior to joining the board of SYNNEX, from February 1996 until August 2000, Mr. Steffensen served as Chairman and Chief Executive Officer of Merisel, Inc, a supplier of visual communications and brand imaging solutions. Prior to joining Merisel, Mr. Steffensen served as President and Chief Operating Officer of Bergen Brunswig Corporation, a healthcare company. Prior to the merger of Bergen Brunswig Corporation and Synergex Corporation, he served as President and Chief Executive Officer of Synergex. Mr. Steffensen holds a B.A. degree in economics from Stanford University and is a certified public accountant with retired status.

For the following reasons, the board of directors concluded that Mr. Steffensen should serve as a director of OmniVision. Mr. Steffensen is an experienced financial leader with over 42 years of finance and accounting experience gained through his education, background as a certified public accountant and employment in senior management roles at a number of corporations. The compliance, financial reporting and audit expertise Mr. Steffensen gained in his senior management roles has proven valuable in addressing issues that have arisen at OmniVision during Mr. Steffensen’s tenure as audit committee chairman and member of our compensation committee and corporate governance and nominating committee. Mr. Steffensen also serves on the board of directors and audit committee of another publicly traded company, which gives him insight and perspective into current best practices with respect to finance organizations and the audit committee function.

	71	2004

Continuing Class I Director whose term expires at the 2016 Annual Meeting:

Shaw Hong

Shaw Hong, one of our cofounders, has served as one of our directors and as our Chief Executive Officer since May 1995, and as our President from May 1995 to November 2012. Mr. Hong holds a B.S. degree in electrical engineering from Jiao Tong University in China and an M.S. degree in electrical engineering from Oregon State University.

For the following reasons, the board of directors concluded that Mr. Hong should serve as a director of OmniVision. With over 20 years of experience at our Company as founder and Chief Executive Officer, he has deep knowledge and understanding of OmniVision and its business. Mr. Hong’s experience as Chief Executive Officer demonstrates his leadership and business acumen. His experience with strategic and operational issues in the image sensor industry gives him insight to the issues facing this industry and brings valuable expertise to our board of directors.

	78	1995

Continuing Class II Directors whose term expires at the 2017 Annual Meeting:

Wen-Liang William Hsu

Wen-Liang William Hsu has served as one of our directors since May 2011. Mr. Hsu has served as a management consultant since 2001. From 1994 to 2001, Mr. Hsu served as the Vice President of Engineering and as a director of PCTEL, Inc., a provider of wireless network optimization solutions and a company that Mr. Hsu co-founded. Prior to that time, Mr. Hsu served in various engineering positions with other technology companies. Mr. Hsu earned an M.B.A. from St. Mary’s College, an M.S.E.E. in computer engineering from Oregon State University and a B.S.E.E. in communication engineering from the National Chiao-Tung University in Taiwan.

For the following reasons, the board of directors concluded that Mr. Hsu should serve as a director of OmniVision. Mr. Hsu’s business experience and educational background provide expertise in and understanding of the technology industry that is valuable to our board of directors, audit committee, compensation committee and corporate governance and nominating committee, on which he serves as chairman. His former service as director of another public company and his independence also make Mr. Hsu an important component of our well-rounded board of directors.

	60	2011

Henry Yang

Henry Yang has served as our Chief Operating Officer since February 2012. In addition, Dr. Yang has served as one of our directors since his appointment in February 2010. From February 2007 to February 2012, Dr. Yang served as our Vice President of Engineering. From February 2003 to January 2007, Dr. Yang served as our Director of Engineering. Prior to February 2003, Dr. Yang held various engineering positions since joining our Company in April 1996. Dr. Yang holds B.E., M.E. and Ph.D. degrees in electrical engineering from the Tsinghua University in China.

For the following reasons, the board of directors concluded that Dr. Yang should serve as a director of OmniVision. As Chief Operating Officer, Dr. Yang is deeply familiar with the strategic, product development and technological issues of our Company and the industry. Dr. Yang’s background makes his input and experience invaluable to OmniVision.

	50	2010

Vote Required and Board Recommendation

If a quorum is present, each director nominee will be elected by a vote of the majority of the votes cast.  A majority of the votes cast means the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” that nominee.  You may vote “for,” “against” or “abstain” with respect to each director nominee.  Broker non-votes and abstentions will have no effect on the outcome of the election, although they will be counted for purposes of determining whether there is a quorum.  The board of directors recommends that stockholders vote FOR the election of each Class III nominee named above.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors annually selects our independent registered public accounting firm.  The audit committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm (“PwC”), to audit our consolidated financial statements for the fiscal year ending April 30, 2016, and recommends that the stockholders vote for the ratification of such appointment.  Representatives of PwC are expected to be present at the 2015 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2014 and 2015

The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2014 and 2015 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2014 and 2015:

	2014	2015
Audit fees	$1,899,000	$1,915,000
Audit-related fees	15,000	88,000
Tax fees	360,000	311,000
All other fees	2,000	2,000
Total fees	$2,276,000	$2,316,000

Audit Fees.  These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  These amounts represent fees billed for accounting consultation and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees.  These amounts represent fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.

All Other Fees.  These amounts represent our subscription to a software research tool developed by PwC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, or to subsequently approve non-audit services in circumstances where subsequent approval is necessary and permissible.  The audit committee is responsible for obtaining on a periodic basis a formal written statement from the independent registered public accounting firm regarding the relationships and services provided to us that may impact their independence.

The audit committee of the board of directors reviewed and approved all non-audit fees for services provided by PwC in fiscal 2014 and 2015.  In making its recommendation to appoint PwC as our independent registered public accounting firm, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence.  The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our independent registered public accounting firm.

Vote Required and Board Recommendation

Stockholder ratification of the appointment of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement.  However, the audit committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

If a quorum is present, the affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal will be required to approve this proposal.  Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.  The board of directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL THREE

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are requesting your approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 18 through 30 of this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

As we discuss below under the caption “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to maximize stockholder value over time. We believe that the most effective way to achieve this goal is to provide competitive compensation opportunities for our executive officers, link compensation for our executive officers to corporate and individual performance measured against pre-established business plans and goals and align long-term stockholder interests with the interests of our executive officers through the grant of equity awards to our executive officers.  We believe the compensation program for our executive officers was instrumental in helping us achieve strong financial performance despite a challenging macroeconomic environment over the past few years. We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 18 of this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives, as well as the processes that the compensation committee of our board of directors used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2015.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “for” the following resolution at the 2015 Annual Meeting:

“RESOLVED, that the compensation paid to OmniVision Technologies, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 18 through 30 of this proxy statement, is hereby approved.”

Vote Required and Board Recommendation

While the results of this advisory vote are not binding, our board of directors’ compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.  Our board of directors recommends that you vote FOR the compensation of our named executive officers as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Board and Committee Meetings

The board of directors and its committees held twenty-nine (29) meetings during fiscal 2015.  All directors attended at least 75% of the meetings of the board and its committees of which they were members held during fiscal 2015.

Committees of the Board

The board of directors has an audit committee, a compensation committee and a corporate governance and nominating committee.

Audit Committee

The information regarding the audit committee’s charter and the independence of the members of the audit committee contained under this caption, “Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act.

The responsibilities of the audit committee include the selection of our independent registered public accounting firm, consulting with and reviewing services provided by our independent registered public accounting firm and overseeing our internal control over financial reporting.  The audit committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our audit committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1                                         From our main web page, click on “Investors.”

2                                         Then click on “Corporate Governance.”

3                                         Then click on “Charter for the Audit Committee.”

The audit committee held nine (9) meetings during fiscal 2015.  During fiscal 2015, the members of the audit committee were Messrs. Hsu, Jeng and Steffensen with Mr. Steffensen serving as the chairperson of the audit committee.  Each member of the audit committee is independent as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market.  The board of directors has determined that Mr. Steffensen is qualified as an audit committee financial expert within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market and has confirmed that the other members of the audit committee are able to read and understand financial statements.  The report of the audit committee for fiscal 2015 is included in this proxy statement.

Compensation Committee

The compensation committee reviews and approves decisions regarding compensation, for our officers and reviews and makes recommendations to the board of directors regarding compensation policies for our directors, employees and consultants.  The compensation committee acts under a written charter adopted and approved by our board of directors.  A copy of the charter of our compensation committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1                                         From our main web page, click on “Investors.”

2                                         Then click on “Corporate Governance.”

3                                         Then click on “Charter for the Compensation Committee.”

The compensation committee held five (5) meetings during fiscal 2015.  During fiscal 2015, the members of the compensation committee were Messrs. Hsu, Jeng, and Steffensen with Mr. Jeng serving as the chairperson of the compensation committee.  None of the current compensation committee members is an employee of ours and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.  The report of the compensation committee for fiscal 2015 is included in this proxy statement.

Risk Management Considerations

In fulfilling its role in assisting the board of directors in its risk oversight responsibilities, the compensation committee reviewed our compensation policies and practices for all employees, including executive officers, and determined that our compensation programs will not have a material adverse effect on our Company.  The compensation committee believes the various elements of our compensation program mitigate against and do not encourage excessive risk taking and instead encourage behaviors that support sustainable value creation.  Specifically, the compensation committee reviewed the following design features of our compensation programs that guard against excessive risk-taking:

•                  our compensation program is designed to provide a balanced mix of cash and equity, quarterly, annually and longer-term incentives in order to encourage strategies and actions that are in our long-term best interests;

•                  base salaries are consistent with an employee’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•                  the compensation committee has discretion over quarterly profit sharing program payouts;

•                  we use a mix of stock options and restricted stock units (“RSUs”) for long-term incentive awards and since RSUs retain value even in a depressed market employees are less likely to take unreasonable risks to get, or keep, options “in the money”;

•                  stock options become exercisable over a four year period and remain exercisable for up to seven years from the date of grant, encouraging employees to look to long-term appreciation in equity values; and

•                  time-based vesting is also used for awards of RSUs which encourages employees to focus on sustained stock price appreciation.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee develops and recommends to the board of directors the governance principles applicable to our Company.  The corporate governance and nominating committee assists the board of directors in identifying and selecting prospective candidates for nomination to the board of directors for the annual meetings of stockholders and will consider nominees recommended by stockholders.

The corporate governance and nominating committee held two (2) meetings during fiscal 2015.  During fiscal 2015, the members of the corporate governance and nominating committee were Messrs. Hsu, Jeng and Steffensen with Mr. Hsu serving as the chairperson of the corporate governance and nominating committee.  None of the current corporate governance and nominating committee members is an employee of our Company and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

A copy of the charter of our corporate governance and nominating committee is available on our website located at www.ovt.com.  It may be found on the website as follows:

1                                         From our main web page, click on “Investors.”

2                                         Then click on “Corporate Governance.”

3                                         Then click on “Charter for the Corporate Governance and Nominating Committee.”

Policy for Director Recommendations and Nominations

The corporate governance and nominating committee considers candidates for board membership suggested by our board members, management and stockholders.  The corporate governance and nominating committee may also retain third-party executive search firms to identify independent director candidates from time to time.  It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation.  The corporate governance and nominating committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.  In considering candidates for director nominee, the corporate governance and nominating committee generally assembles all information regarding a candidate’s background and qualifications. While OmniVision does not have a formal diversity policy for board membership, the board of directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our board of directors’ deliberations and decisions. The corporate governance and nominating committee considers, among other factors, diversity with respect to perspectives, backgrounds, skills, experience, and community involvement in its evaluation of candidates for board membership. Such diversity considerations are discussed by the corporate governance and nominating committee in connection with the general qualifications of each potential nominee.  The corporate governance and nominating committee recommends director nominees to the board of directors based on its assessment of overall suitability to serve on the board of directors in accordance with our policy regarding nominations and qualifications of directors.

Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the chairman of the corporate governance and nominating committee, at our offices located at 4275 Burton Drive, Santa Clara, California 95054.  This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and OmniVision within the last three years and evidence of the required ownership of our common stock by the recommending stockholder.  A copy of the relevant bylaw provision is available upon written request to our Senior Vice President of Global Management and General Counsel at the address provided above.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at the 2016 Annual Meeting must be received not less than 120 days prior to the date of our proxy statement for the 2015 Annual Meeting.  For purposes of our 2016 Annual Meeting, director nominations must be received by April 9, 2016.

In addition, a stockholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our stockholders must meet the deadlines and other requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals as described above on pages 5 and 6.

Where the corporate governance and nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management.  In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•                  the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board;

•                  such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•                  such other factors as the committee may consider appropriate.

The corporate governance and nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board:

•                  the highest personal and professional ethics and integrity;

•                  proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•                  skills that are complementary to those of the existing board members;

•                  the ability to assist and support management and make significant contributions to our success; and

•                  an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing the evaluation and review, the corporate governance and nominating committee makes a recommendation to the full board as to the persons who should be nominated to the board, and the board determines and approves the nominees after considering the recommendation and report of the corporate governance and nominating committee.

Director Independence

In fiscal 2015, the board of directors undertook a review of the independence of its members and considered whether any director had a material relationship with our Company or management that could compromise his ability to exercise independent judgment in carrying out his responsibilities.  As a result of these reviews, the board of directors affirmatively determined that Wen-Liang William Hsu, Joseph Jeng and Dwight Steffensen are independent of our Company and our management under the corporate governance standards of the Nasdaq Stock Market.  Our independent directors meet together on a regular basis without our Chief Executive Officer present.

Board Leadership Structure

We currently combine the role of chairman of the board with the role of CEO.  The board of directors believes this provides an efficient and effective leadership model for us and helps facilitate information flow between management and the board of directors, which are essential to effective governance.  Combining the chairman of the board and the CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy.  Further, the board of directors believes that our CEO is best situated to serve as our chairman of the board because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our CEO brings company-specific experience and expertise.

The corporate governance and nominating committee has determined that due to the small size of our board of directors, it is not necessary to appoint a lead independent director.  Our independent directors meet together on a regular basis separate from the employee directors.  In addition, each of our independent directors serves in a leadership position as a chairperson of one of the committees of the board of directors.  Further, each independent director is offered the opportunity to review and provide feedback on agendas for the meetings of our board of directors and committees and to actively participate in all meetings.  Accordingly, our independent directors provide significant contributions and leadership to the board of directors without the appointment of a single, lead independent director.

After careful consideration, the corporate governance and nominating committee has determined that OmniVision’s current board of directors’ structure combining the chairman of the board and the CEO positions is the most appropriate leadership structure for OmniVision and our stockholders.

The Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the board of directors, as a whole and through its committees, has responsibilities for the oversight of risk management.  Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  As a critical part of this risk management oversight role, the board of directors encourages full and open communication between management and the board of directors.  Senior management attends the board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and other matters. The board of directors regularly receives presentations from senior management on strategic matters involving our operations to enable it to understand our risk identification, risk management and risk mitigation strategies. The board of directors also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

While the board of directors is ultimately responsible for risk oversight at OmniVision, our committees assist the board of directors in fulfilling its responsibilities in certain areas of risk. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership, and structure. When a committee receives a report, the chairman of the committee discusses it with the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors to coordinate the risk oversight role.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers.  In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our CEO and our Chief Financial Officer (“CFO”), who also serves as our principal accounting officer.  These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers (the “Codes”) are available on our corporate website located at www.ovt.com.

The Codes may be found on the website as follows:

1                                         From our main web page, click on “Investors.”

2                                         Then click on “Corporate Governance.”

3                                         Then click on “Code of Business Conduct and Ethics” or “Code of Ethics for Principal Executive and Senior Financial Officers,” as applicable.

We intend to post amendments to or waivers from the Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers on our website.

Corporate Governance Guidelines

The board of directors has adopted a Corporate Governance Guidelines that is applicable to all of our officers and directors, including our senior executives and financial officers.  The Corporate Governance Guidelines is available on our corporate website located at www.ovt.com.

The Corporate Governance Guidelines may be found on the website as follows:

1                                         From our main web page, click on “Investors.”

2                                         Then click on “Corporate Governance.”

3                                         Then click on “OmniVision Corporate Governance Guidelines.”

Attendance by Board Members at the 2015 Annual Meeting

Our policy with respect to director attendance at the 2015 Annual Meeting is to encourage but not require director attendance at the annual meetings.  Three (3) of our directors attended our Annual Meeting for 2014.

Director Compensation

Non-employee directors are reimbursed for certain expenses in connection with their attendance at the board of directors and committee meetings.  In fiscal 2015, each non-employee director received cash compensation in the amount of (i) $20,000 per year for services performed as a member of the board of directors, (ii) $5,000 per year for services performed as a member of the audit committee (and in the case of the chairman of the audit committee, $15,000 per year), (iii) $2,000 per year for services performed as a member of the compensation committee (and in the case of the chairman of the compensation committee, $10,000 per year), (iv) $2,000 per year for services performed as a member of the corporate governance and nominating committee (and in the case of the chairman of the corporate governance and nominating committee, $8,000 per year), (v) $1,500 per board of directors meeting attended and (vi) $1,000 per committee meeting (and in the case of the chairman of the committee, $1,500 per committee meeting) attended.

Under the 2007 Plan, non-employee directors are eligible to receive equity awards at the discretion of the compensation committee.  In fiscal 2015, the compensation committee granted each non-employee director 7,500 RSUs with a vesting commencement date of January 1, 2015.  Such RSUs shall vest and be issued as to 100% of the shares on January 1, 2016, contingent upon continued service as one of our directors.

Our compensation committee will continue to consider whether other forms of equity awards may be appropriate instead of granting RSUs.

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the non-employee members of the Company’s board of directors for the fiscal year ended April 30, 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Units Awards ($)(2)(3)	All Other Compensation	Total ($)
Wen-Liang William Hsu	65,500	195,000	—	260,500
Joseph Jeng	72,000	195,000	—	267,000
Dwight Steffensen	76,000	195,000	—	271,000

(1)                                 Mr. Hong, our Chairman of the Board and CEO and Dr. Yang, our Chief Operating Officer, do not receive any additional compensation for their service as members of the board of directors.

(2)                                 Amounts shown do not reflect compensation actually received by the board member. Instead, the amounts represent the aggregate grant date fair value related to RSU awards computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 12 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended April 30, 2015. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(3)                                 The aggregate number of stock option and RSU awards outstanding at April 30, 2015 and the grant date fair value of the RSU awards granted in fiscal 2015 for each non-employee director are as follows:

Name	Aggregate Number of Option Awards Outstanding at April 30, 2015(#)	Aggregate Number of RSUs Outstanding at April 30, 2015(#)	Grant Date Fair Value of RSU Awards($)
Wen-Liang William Hsu	—	22,500	195,000
Joseph Jeng	80,000	22,500	195,000
Dwight Steffensen	60,000	22,500	195,000

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, none of the members of the compensation committee were officers or employees of OmniVision while they served as members of the compensation committee.  In addition, no executive officer of OmniVision served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation committee of our board of directors is responsible for establishing, implementing and monitoring adherence with our compensation philosophy.  The committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable.

This section describes OmniVision’s compensation program for our executive officers.  The discussion focuses on our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions.  We address why we believe the program is right for our Company and our stockholders, and we explain how executive compensation is determined.

Currently, OmniVision has nine (9) executive officers.  These executives have the broadest job responsibilities and policy-making authority in the Company.  We hold them accountable for the Company’s performance and for maintaining a culture of strong ethics.  Details of compensation for our CEO, CFO and the three other highest paid executive officers (collectively called the “Named Executive Officers”) can be found in the tables beginning on page 28.

What person or group is responsible for determining the compensation levels of executive officers?

The compensation committee of our board of directors determines compensation for all executive officers.  The compensation committee operates under a written charter adopted by the board of directors which established the duties and authority of the compensation committee.  Our compensation committee’s charter is available on our website located at http://www.ovt.com/investors/corp_6.php.

The fundamental responsibilities of our compensation committee are:

•                  to review and make recommendations to OmniVision’s board of directors regarding compensation plans, as well as general compensation goals and guidelines for OmniVision’s executive officers and the board of directors;

•                  to review and determine all compensation arrangements for OmniVision’s executive officers (including our CEO) and to allocate total compensation among the various components of executive pay;

•                  to review and approve all equity compensation awards to our executive officers (including our CEO);

•                  to review and make recommendations to the board of directors regarding general compensation goals and guidelines for the Company’s employees and the criteria by which profit sharing to the Company’s employees are determined; and

•                  to oversee and direct OmniVision’s equity compensation plans.

In determining each executive officer’s compensation, the compensation committee reviews the performance of the Company, assesses the performance of the individuals, and, when necessary, confers with an independent consultant about compensation for comparable executives in the fabless semiconductor and broader technology industry.  The compensation committee also receives the CEO’s recommendations on compensation for other executive officers and consults with the board of directors.

The compensation committee also considers the advisory vote on the compensation paid to our Named Executive Officers provided by our stockholders, or a “say-on-pay” vote, when setting our executive officers’ compensation.  Approximately 97.5% of the total votes cast at our 2014 Annual Meeting of Stockholders voted in favor of our 2014 say-on-pay resolution.  As the compensation committee evaluated our executive compensation practices since that vote, it was mindful of the strong support our stockholders expressed for our executive compensation program and generally believed that the results of the 2014 say-on-pay vote affirmed stockholder support of our approach to executive compensation.

The ability of committee members to judge performance effectively is enhanced by the exposure they get to OmniVision’s operations as members of our board of directors.  The board participates in regular updates on our business priorities, strategies and results.  As a result, the board has frequent interaction with and open access to our executive officers.  This gives the compensation committee members considerable opportunity to ask questions and assess the performance of the executive officers and our Company.

What is the composition of our compensation committee?

Each member of the compensation committee is an “independent director” as defined by the corporate governance standards of the Nasdaq Stock Market, an “outside director” within the meaning of Section 162(m) of the Code, and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.  Membership of the compensation committee is determined by our board of directors.  Our compensation committee is currently comprised of Messrs. Hsu, Jeng and Steffensen, and is chaired by Mr. Jeng.

What are the objectives of our compensation program for executive officers and what is it designed to reward?

The fundamental objective of our executive compensation and benefits program is to maximize stockholder value over time.  We have created a compensation package that combines short and long-term components made up of cash and equity.  The following principles guide our compensation decisions:

•                  we seek to maintain compensation programs across our employee population that are fair, objective and consistent;

•                  we seek to directly and substantially link compensation to corporate and individual performance measured against preestablished business plan and goals;

•                  we seek to link long term stockholder and executive interests through the grant of equity awards to our executive officers; and

•                  we seek to provide competitive compensation opportunities to attract the key talent required for our Company’s continued success.

To do this, the 2015 compensation program was based on two fundamental principles:

1.                                      Pay for performance — generally pay at or below the market median related to cash compensation and at or above the market median related to equity compensation.

2.                                      Stockholders’ Interests — deliver rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our stockholders.

The compensation committee reviewed our one-year and three-year performance based on the following specific measures: revenue, net income, operating income and stock price growth.  Additionally, the compensation committee assessed our Company’s strategic progress in key markets and technologies.  In assessing OmniVision’s performance and progress, the compensation committee reviews the measures listed above against the same measures for our competitors.

What are the elements of executive compensation?

There are two primary elements:

1.                                      Near-term compensation paid in cash, consisting of base salary and profit sharing bonuses; and

2.                                      Long-term compensation awarded in equity, consisting of either stock options or RSUs, or a combination of both.

Based on our Company’s and the executive officers’ performance, some or all of these elements can be used in any given year.  The 2007 Plan, originally approved in 2007 by our stockholders, enables us to grant restricted stock, RSUs, stock appreciation rights, performance units and performance shares, which are other forms of equity compensation, in addition to stock options.

OmniVision provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•                  health insurance;

•                  life insurance;

•                  short and long-term disability;

•                  employee stock purchase plan; and

•                  401(k) plan with employer match.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.  We do not provide our executive officers with any other material perquisites.  All executive officers are employed at will.  None has an employment contract or any formal right to post-termination severance benefits.

Does the Company use a compensation consultant and what is the role of the compensation consultant?

The compensation committee, which has the authority to directly engage outside firms or consultants, has retained Compensia, Inc. (“Compensia”), a nationally-recognized executive compensation consulting firm, to act as its independent compensation consultant and to support the compensation committee’s responsibilities in determining executive compensation and administering the related programs. The compensation committee periodically seeks input from Compensia on a range of external market factors. Services that Compensia may provide in assisting the compensation committee’s executive compensation-setting process include the following:

•                  reviewing those companies that comprise our peer group and advising on whether any changes to this group were advisable;

•                  assisting in the design of our compensation programs for executives and Board members, including discussing evolving compensation trends; and

•                  compiling and providing market data to assist in setting our compensation plan parameters and measures.

The compensation committee has actively worked with Compensia since 2007 and generally relies on Compensia to provide updated benchmarking data and assessment of executive pay, unless it determines, as it did in fiscal 2014, that it is not necessary based on the compensation committee’s consideration of other factors.  In fiscal 2015, Compensia provided the compensation committee with an analysis of our executive compensation program, including a summary of our current executive compensation arrangements, an analysis of executive equity holdings, a detailed assessment of total direct compensation and Compensia’s executive compensation assessment with peer group and market comparisons and pay-for-performance analysis.  In fiscal 2015, the compensation committee reviewed our relationship with Compensia and determined that Compensia was independent from management.

How do we determine the amount of each element?

Quarterly reviews of each executive officer’s performance are conducted by Mr. Shaw Hong, our CEO, other than with respect to himself.  Mr. Hong reviews each executive officer’s performance annually with the compensation committee and makes annual recommendations to the committee with respect to the appropriate base salary, payments to be made under our cash profit sharing/bonus plan and grants of long-term equity incentive awards for all executive officers, excluding himself.  In addition, when engaged by the compensation committee, Compensia provides assessments of executive pay and benchmarking data to the compensation committee, assesses OmniVision’s corporate performance over several key measures and takes part in the committee meetings at which its assessments are presented and discussed.  When provided, Compensia’s assessment of OmniVision’s corporate performance, benchmarking data and assessment of executive pay is used in conjunction with the quarterly reviews conducted by our CEO.  Based in part on the annual recommendations from our CEO and other considerations set forth in this discussion, including, when applicable, Compensia’s recommendations, the compensation committee approves the compensation package of our executive officers, other than our CEO. On an annual basis, the compensation committee also reviews the performance of our CEO and approves the compensation package for him.

We generally expect the compensation committee to continue to rely on an independent compensation consultant in periodically evaluating executive compensation against benchmarking data and other critical comparative analysis.  For fiscal 2015, the compensation committee engaged Compensia for purposes of updating its benchmarking data and other comparative analyses that it previously provided in fiscal 2012.  The compensation committee reviewed the information and analyses provided by Compensia and made modest cost of living increases to the executive officers’ base salary levels and approved payments under our cash profit sharing/bonus plan and long-term equity incentive awards that it believed were appropriate based on a number of factors, including the analyses provided by Compensia, our corporate performance, the recommendations of our CEO and compensation decisions the compensation committee made in recent, prior fiscal years.  The compensation committee will continue to rely significantly on the recommendations of our CEO, because the compensation committee believes management’s input is critical to properly evaluating individual executive performance.

When applicable, the compensation committee, together with Compensia, reviews the major elements of OmniVision’s executive officer compensation program, in part with reference to a carefully selected peer group.  These companies are predominately located in the San Francisco Bay Area, the geographic location in which we primarily operate and compete for executive talent.  In addition to geographic location, these companies are chosen using the following principles:

•                  companies that are close industry competitors; and

•                  technology companies that are similar in size as measured by revenue, market capitalization and head count.

For fiscal 2015, Compensia’s benchmark study included the peer group companies listed below:

•                  Atmel Corporation

•                  Cirrus Logic, Inc.

•                  Coherent, Inc.

•                  Diodes Incorporated

•                  Fairchild Semiconductor International, Inc.

•                  Integrated Device Technology, Inc.

•                  International Rectifier Corporation

•                  Intersil Corporation

•                  Microsemi Corporation

•                  NETGEAR, Inc.

•                  QLogic Corporation

•                  RF Micro Devices, Inc.

•                  Silicon Graphics International Corp.

•                  Skyworks Solutions, Inc.

•                  Spansion Inc.

•                  Super Micro Computer, Inc.

•                  Synaptics Incorporated

For purposes of the fiscal 2015 compensation decisions, we believe these companies continued to accurately reflect the business and labor market in which OmniVision competed.  For these reasons, the peer group data was used in fiscal 2015 for both compensation benchmarking purposes and for performance comparisons.  In addition to this peer group, our benchmark data (which we refer to, collectively with the peer group, as the “Benchmark Companies”) also includes a broader group of similarly-sized technology companies with revenues between $1 billion and $3 billion in data collected in published surveys.  In addition to the benchmark information, in making its compensation decisions, the compensation committee also considers an executive officer’s position, tenure, individual and organizational performance, our retention needs and internal pay equity.  Where warranted, the compensation committee applies discretion and adjusts benchmark data for any unique or non-standard duties performed by our executive officers.  Based in part on the information regarding the Benchmark Companies provided by Compensia and adjustments to the executive officers’ compensation levels that the compensation committee made in prior fiscal years in order to bring such compensation levels to the market percentages we target in our executive compensation program, the compensation committee determined in fiscal 2015 that it was appropriate to only make small, incremental changes to the executive officers’ compensation levels.  For fiscal 2015, our compensation committee determined that each Named Executive Officer should receive an increase in base salary from fiscal 2014 to reflect a standard cost of living adjustment that was consistent with the salary increases given to our employees generally and approved payments under our cash profit sharing/bonus plan and long-term equity incentive awards that it believed were appropriate based on the factors described above.

How would you describe the CEO’s compensation package?

The compensation committee reviews the CEO’s compensation using substantially the same criteria and policies as are employed for the other executive officers. The CEO’s total compensation package for fiscal 2015 included the same main elements as our other executive officers (i.e., base salary, stock option grants, profit sharing and RSUs).  The CEO received no additional material compensation or benefits not provided to all executive officers.  During fiscal 2015, the compensation of Shaw Hong, our CEO and one of our directors, consisted of a base salary of $749,000, which represented an increase of approximately 4% from his fiscal 2014 base salary of $719,680.  Mr. Hong received profit sharing awards of $262,750 in fiscal 2015.  In fiscal 2015, Mr. Hong received one grant for 89,000 RSUs, which represented an increase in size of approximately 0.6% from 88,480 RSUs granted in fiscal 2014. One-third of Mr. Hong’s RSUs vest annually over a three-year period.  In addition, in fiscal 2015, Mr. Hong received one stock option grant for 138,000 shares of our common stock, which is the same size as the stock option grant that he received in fiscal 2014.  Mr. Hong’s fiscal year 2015, 2014 and 2013 stock option awards vest on our standard four-year vesting schedule of 25% after one year and 1/48 of the shares each month thereafter.

For fiscal 2015, the compensation committee based its decisions regarding Mr. Hong’s compensation for fiscal 2015 on a variety of factors, including:

•                  the scope and responsibility of his position;

•                  comparisons of CEO compensation levels for the Benchmark Companies;

•                  our corporate performance; and

•                  his individual performance and contributions, including, among others, his strong leadership in bringing about the continued successes and achievements of the Company, including the continued development of innovative products and expansion into new products and markets.

Why do we choose to pay each element and how do we decide how much to pay?

We believe our combination of near-term and long-term compensation strikes the right balance between steady pay and more leveraged performance-based rewards that promote our stockholders’ interests.  The compensation committee’s choice of the allocation of total compensation for our executive officers across the different elements of compensation reflect consideration of our stockholders’ interests in paying what is required, but not significantly more than necessary, to achieve our corporate objectives.  We believe that, given the industry in which we operate and the geographic region in which we are located, cash and equity compensation at the percentage levels we pay our executive officers are generally necessary and sufficient to retain our existing executive officers and to hire new executive officers, when and as required.

The compensation committee determines which elements to use and sets the levels of executive compensation.  Base salaries are reviewed annually on a regular cycle that is carried out over the course of the year, culminating in June.  From time to time, off-cycle changes are made to an individual executive’s compensation as the result of an increase in job responsibility or for purposes of retention.

The specifics of each element are as follows:

Near-Term Compensation, Paid in Cash.  In order to attract, retain and motivate the superior executive talent that is crucial to the long-term creation of stockholder value, the compensation committee has determined to target executive officer base salaries and total cash compensation generally at or below the 50th percentile (when compared to the Benchmark Companies).  As a result of this allocation, a part of our executive officers’ total cash compensation is performance based and at risk.  This positioning is consistent with our fundamental pay-for-performance philosophy that cash compensation be at or below the competitive median and that equity compensation be at or above the competitive median.

Base Salary.  This is the most basic, least variable form of compensation for the job an executive officer does.  OmniVision generally targets setting its executive officers’ base salaries at or below the market median for officers performing comparable jobs, although this varies depending on an individual’s performance.  For fiscal 2015, the executive officers’ base salaries were determined by evaluating the most recent available data for comparable positions at the Benchmark Companies and each officer’s role, experience, skills, knowledge, responsibilities, performance and past compensation levels.  Based on the Benchmark Companies, Mr. Hong’s fiscal 2015 base salary was at the 50th percentile, Mr. Chan’s fiscal 2015 base salary was at the 50th percentile, Ms. Chou’s fiscal 2012 base salary was at the 65th percentile, Dr. Yang’s fiscal 2012 base salary was at the 50th percentile and Mr. Li’s fiscal 2015 base salary was at the 50th percentile for comparable positions at the Benchmark Companies. After review of this information, our compensation committee determined that each Named Executive Officer would only receive an incremental increase in base salary from fiscal 2014 to reflect a standard cost of living adjustment that was consistent with the salary increases given to our employees generally.

The following table presents information regarding the base salaries of our Named Executive Officers for fiscal years 2014, 2015 and 2016, as well as the percentage increase or decrease of such salaries as compared to the respective prior fiscal year.

Name	Year	Base Salary ($)(1)	Percentage Increase (Decrease)
Shaw Hong	2016	778,960	4%
	2015	749,000	4%
	2014	719,680	4%
Anson Chan	2016	421,065	4%
	2015	404,870	1%
	2014	400,860	2%
Y. Vicky Chou	2016	468,000	4%
	2015	450,000	4%
	2014	432,640	4%
Dr. Henry Yang	2016	500,000	8%
	2015	465,100	4%
	2014	447,200	4%
John Li (2)	2016	450,000	11%
	2015	405,600	4%
	2014	N/A	N/A

(1)                                 Changes in the base salaries of our Named Executive Officers are determined in May and become effective on July 1st of each year.

(2)                                 Mr. Li became a Named Executive Officer in fiscal 2014.

Profit Sharing/Bonus Awards.  The profit sharing awards were paid under our discretionary executive officer cash profit sharing/bonus plan, which was part of a cash profit sharing/bonus plan that we had in place for all of our employees.  The profit sharing awards were generally paid on a quarterly basis and the total amount of the quarterly awards to be allocated to all employees was based on a percentage of pre-tax profits (excluding stock-based compensation) that was recommended by the CEO and approved by the compensation committee.

The following table presents information regarding the profit sharing/bonus awards paid to our Named Executive Officers for fiscal years 2014 and 2015.

Name	Year	Profit Sharing / Bonus Awards($)
Shaw Hong	2015	262,750
	2014	162,140
Anson Chan	2015	74,750
	2014	58,400
Y. Vicky Chou	2015	217,000
	2014	130,580
Dr. Henry Yang	2015	219,250
	2014	130,580
John Li (1)	2015	217,000
	2014	130,580

(1)                                 Mr. Li became a Named Executive Officer in fiscal 2014.

Long-Term Compensation, Awarded in Equity.  Under the 2007 Plan, the compensation committee may grant several different types of incentive awards, including stock options, restricted stock, RSUs, performance shares and performance units.  The compensation committee believes that equity compensation promotes long-term focus, aligns our executives’ interests with those of our stockholders, and helps us retain key individuals.  Members of our executive team are highly regarded and sought after in the semiconductor and other high-technology industries, and the compensation committee believes it is important to retain a strong, capable executive team.  In part, because none of our executive officers has an employment contract, the compensation committee believes that equity is its strongest compensation tool for retention.

The compensation committee believes long-term equity compensation aligns the interests of executive officers with stockholders by providing a significant incentive to each of our executive officers to remain employed by OmniVision and to benefit from long-term value they help to create for our stockholders. Consistent with this belief, our executive officers are generally provided long-term equity awards on an annual basis, and, consistent with our pay-for-performance philosophy, long-term incentive awards for our executive officers are generally targeted at or above competitive median levels, depending upon corporate and individual performance as assessed by our CEO.  In addition, when determining the total amount to be granted annually to all recipients, including executive officers, the compensation committee considers the amount and value of equity compensation grants already held by the executive officer, overall dilution, OmniVision’s achievement of its corporate performance targets, retention objectives and the executive officer’s potential contribution to the creation of long-term stockholder value. Based on the Benchmark Companies, the value of Mr. Hong’s fiscal 2015 equity awards was at the market 45th percentile, the value of Mr. Chan’s fiscal 2015 equity awards was at the market 25th percentile, the value of Ms. Chou’s fiscal 2015 equity awards exceeded the market 75th percentile, the value of Dr. Yang’s fiscal 2015 equity awards was at the market 55th percentile and the value of Mr. Li’s fiscal 2015 equity awards exceeded the market 75th percentile.

Stock Options.  Each stock option represents the right to purchase a specified number of shares of our common stock at a set exercise price subject to the terms and conditions of an option agreement.  The exercise price is the closing stock price of OmniVision stock on the day the compensation committee grants the option.  As a result, any value that an executive receives from a stock option is solely the result of increases in the value of OmniVision stock.  An increase in the value of OmniVision stock benefits all of our stockholders, thus aligning executive and stockholder interests.  In general, options become exercisable over four years: 25% of the shares subject to the option vest one year from the date of grant and the remaining shares vest at a rate of 1/48 of the shares per month.  They have a term of 7 years.

Restricted Stock Units.  Each RSU represents the right to receive a specified number of shares of our common stock, subject to the satisfaction of the vesting criteria for such RSU.  Because the value of RSUs is tied directly to our stock price, increases in our stock price benefits both the holder of the RSU and all of our other stockholders.  In addition, RSUs encourage executive retention as these awards maintain value even during periods where there is volatility in our stock price.  In general, RSUs vest annually over a three-year period, with one-third of the RSUs vesting on each anniversary of the original grant date.

The following table presents information regarding the stock options granted to our Named Executive Officers for fiscal years 2014, 2015 and 2016, the RSUs granted to our Named Executive Officers for fiscal years 2014 and 2015, and the percentage increase or decrease in the grant date fair value of such equity awards as compared to the respective prior fiscal year.

Name	Year	Exercise Price ($)	Number of Shares Underlying Options (#)(1)	Grant Date Fair Value of Underlying Options ($)(2)	Number of Shares Underlying Restricted Stock Units (#)(1)	Grant Date Fair Value of Underlying Restricted Stock Units ($)(2)	Percentage Increase (Decrease) in Aggregate Grant Date Fair Value of Equity Awards(3)
Shaw Hong	2016	26.13	240,690	2,057,250	—	—	(37)%
	2015	22.68	138,000	1,254,793	89,000	2,018,520	20%
	2014	18.47	138,000	1,094,050	88,480	1,634,226	42%

Anson Chan	2016	26.13	40,000	341,892	—	—	(44)%
	2015	22.68	30,000	272,781	15,000	340,200	(16)%
	2014	18.47	41,000	325,044	22,120	408,556	41%

Y. Vicky Chou	2016	26.13	107,165	915,971	—	—	(39)%
	2015	22.68	53,000	481,913	44,500	1,009,260	21%
	2014	18.47	53,000	420,179	44,240	817,113	44%

Dr. Henry Yang	2016	26.13	149,530	1,278,078	—	—	(14)%
	2015	22.68	53,000	481,913	44,500	1,009,260	21%
	2014	18.47	53,000	420,179	44,240	817,113	44%

John Li (4)	2016	26.13	107,165	915,971	—	—	(39)%
	2015	22.68	53,000	481,913	44,500	1,009,260	21
	2014	18.47	53,000	420,179	44,240	817,113	N/A

(1)        We grant equity awards on an annual basis.

(2)        The amounts shown reflect the aggregate grant date fair value of option awards and stock awards computed in accordance with FASB ASC Topic 718.

(3)        Only stock options were issued to the Named Executive Officers during fiscal 2016.  The percentage decrease shown for fiscal 2016 is based on the aggregate grant date fair value of such stock options as compared to the aggregate grant date fair value of both the RSUs and stock options that were issued in fiscal 2015.

(4)        Mr. Li became a Named Executive Officer in fiscal 2014.

When determining the number of long-term equity awards to grant the executive officers, the compensation committee generally places greater weight on RSUs than stock options, with RSUs typically comprising 55%-66% of the value of the granted long-term equity awards, based on the grant date fair value of the underlying equity award.  For fiscal 2015, the compensation committee approved approximately the same number of shares granted pursuant to RSUs with respect to most of our Named Executive Officers as compared to fiscal 2014.  The compensation committee determined that granting approximately the same number of shares was appropriate based on the information and analyses provided by Compensia, as well as OmniVision’s corporate performance in fiscal 2015 as compared to fiscal 2014.

What changes have been made to the officers’ compensation package, if any, for fiscal 2016?

Similar to its decision regarding fiscal 2015 compensation packages, for fiscal 2016 the compensation committee again decided that the compensation packages for our executive officers should generally only be increased by modest, incremental amounts.

In May 2015, the compensation committee generally approved small cost of living increases to executive officer salaries, effective as of July 2015, and in June 2015 approved the grant of stock options.  Dr. Yang and Mr. Li received slightly larger increases in their base salaries for fiscal 2016 based in part on their individual performance during fiscal 2015, and all of the executive officers received larger stock option grants than the prior fiscal year because the compensation committee determined that RSU grants would not be made for purposes of fiscal 2016 compensation.  The compensation committee does not anticipate any other changes to the Company’s current compensation package for executive officers in fiscal 2016, although the compensation committee will continue to evaluate the Company’s current profit-sharing plan for executives and may, in its discretion, amend the plan and/or implement a separate short-term incentive program for executives.

When do we grant equity awards?

Equity awards are generally granted by our compensation committee at its regularly scheduled meeting each quarter.  The meetings of our board and our compensation committee generally occur in the week that we announce our financial results for the previous quarter and year.  Equity awards granted to our executive officers are granted on an annual basis effective July 1.

We have no program, plan or practice to coordinate equity awards with the release of material information.  The compensation committee does not accelerate or delay equity awards in response to material information, nor do we delay the release of information due to plans for making equity awards.

How do our decisions regarding each element affect decisions regarding other elements?

The compensation committee considers total compensation when setting the compensation of the executive officers.  The compensation committee reviews each executive officer’s total compensation and benefits package.  The compensation committee also considers competitive pay practices for each element of compensation.  In addition, the compensation committee considers the retention value of the long-term equity currently held by the executive.  Based on this review, the compensation committee may decide to adjust one or more elements of an executive’s total compensation.

Are any of our executive officers entitled to receive compensation following termination of employment?

We currently do not have employment agreements or change-of-control agreements with our executive officers, and there are no other arrangements that entitle our executive officers to receive compensation from us following the termination of their employment, except for the 2007 Plan which provides for special provisions for vesting and payment for participants in the 2007 Plan (including our executive officers) in certain circumstances in the event of a change of control.  Specifically, under the 2007 Plan, in the event of a change in control of OmniVision, each outstanding equity award granted under the 2007 Plan will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for such equity award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such equity awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to RSUs, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Is the tax and accounting treatment of compensation, including under Section 162(m) of the Code considered?

Section 162(m) of the Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the Company’s CEO and four other highest compensated officers to the extent that the officer’s compensation (other than qualified performance-based compensation) exceeds $1 million.  The compensation committee considers the impact of this deductibility limit on the compensation that it intends to award.  The committee exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interest of the Company to do so.  It is our policy that, where reasonably practicable and where we reasonably believe that there may be a material and adverse impact to the Company from lost deductions, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)), (“ASC Topic 718”), for our stock-based compensation awards, ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. When setting equity compensation, the compensation committee considers the estimated cost for financial reporting purposes.

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to the additional tax.  We did not provide any executive officers, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during fiscal 2013 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A.  Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A could apply to certain change of control provisions included in our 2007 Plan.  Consequently, to assist in avoiding additional tax under Section 409A, we have designed the 2007 Plan in a manner to avoid the application of Section 409A.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with OmniVision’s management.  Based upon the review and discussions noted above, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Joseph Jeng, (Chairperson)

Wen-Liang William Hsu

Dwight Steffensen

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 30, 2015 about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans, including the 2000 Stock Plan, 2000 Director Option Plan, 2009 Employee Stock Purchase Plan and 2007 Equity Incentive Plan, each as amended, and certain individual arrangements.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(a)		Weighted- average exercise price of outstanding options, warrants and rights ($)(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a) (#)(c)
Equity compensation plans approved by security holders	9,629,140	(1)(2)	$19.60	(3)	5,120,602	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	9,629,140		$19.60		5,120,602

(1)         Includes the following plans: 2000 Stock Plan, 2000 Director Option Plan, 2009 Employee Stock Purchase Plan and 2007 Equity Incentive Plan. The 4,883,418 RSUs included in this number have an exercise price of zero.

(2)         We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2009 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the 2009 Employee Stock Purchase Plan.

(3)         RSU awards do not have an exercise price and therefore are not included in the calculation of the weighted average exercise price.

(4)         This number includes 1,381,824 shares reserved for future issuance under the 2009 Employee Stock Purchase Plan and 3,738,778 shares available for future issuance under the 2007 Equity Incentive Plan.  The board terminated the 2000 Director Option Plan in 2007 and will not make any future awards under such plan.  The 2000 Stock Plan was replaced by the 2007 Equity Incentive Plan, and no future awards will be made under such plan.  An aggregate of 2,900,000 shares that would have been returned to our expired 2000 Stock Plan that have expired or otherwise terminated without having been exercised in full and shares issued pursuant to awards granted under the 2000 Stock Plan that are forfeited to or repurchased by the Company can be added to the number of shares available under the 2007 Equity Incentive Plan; provided, however, that the maximum number of shares that may return to the 2007 Equity Incentive Plan from cancelled awards under the 2007 Equity Incentive Plan and the 2000 Stock Plan pursuant to the option exchange program approved by the stockholders at the Company’s 2009 Annual Meeting of Stockholders is 2,900,000 shares after taking into account the replacement awards granted pursuant to such exchange program.

SUMMARY COMPENSATION TABLE

The following table presents information concerning the total compensation of the Company’s CEO, CFO and the three other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to the Company in all capacities for the fiscal year ended April 30, 2015.

Name and Principal Position	Year	Salary ($)	Discretionary Non-Plan Based Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Shaw Hong	2015	744,113	262,750	2,018,520	1,254,793	29,762	4,309,938
Chairman of the Board and CEO (Principal	2014	715,067	162,140	1,634,226	1,094,050	34,030	3,639,513
Executive Officer)	2013	687,500	—	1,053,860	870,104	32,282	2,643,746

Anson Chan	2015	404,202	74,750	340,200	272,781	27,918	1,119,851
Chief Financial Officer (Principal Financial	2014	399,550	58,420	408,556	325,044	33,270	1,224,840
Officer) and Vice President of Finance	2013	390,500	—	263,465	258,509	28,597	941,071

Y. Vicky Chou	2015	447,107	217,000	1,009,260	481,913	31,849	2,187,129
Senior Vice President of Global Management and	2014	429,867	130,580	817,113	420,179	35,674	1,833,413
General Counsel	2013	413,333	—	526,930	334,170	27,884	1,302,318

Dr. Henry Yang	2015	462,117	219,250	1,009,260	481,913	32,197	2,204,737
Director and Chief Operating Officer	2014	444,333	130,580	817,113	420,179	38,659	1,850,864
	2013	426,500	—	526,930	334,170	33,103	1,320,703

John Li (3)	2015	403,000	217,000	1,009,260	481,913	31,831	2,143,004
Vice President of System Technologies	2014	387,500	130,580	817,113	420,179	39,304	1,794,676
	2013	N/A	N/A	N/A	N/A	N/A	N/A

(1)        Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts represent the aggregate grant date fair value related to stock awards and option awards, granted in the year computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 12 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended April 30, 2015. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(2)        These amounts reflect (i) compensation costs we recognized for the respective officer’s participation in our 2009 Employee Stock Purchase Plan, if any, (ii) matching contributions we paid into the respective officer’s 401(K) savings account, (iii) group life insurance and health benefit plan premiums we paid for the benefit of the respective officer and (iv) patent awards, if any. These benefits are generally made available on a non-discriminatory basis to all of our U.S. employees. None of our officers has received any benefit that individually exceeded $25,000 or 10% of the officer’s total compensation.

(3)        Mr. Li became a Named Executive Officer in fiscal 2014.

GRANTS OF PLAN-BASED AWARDS

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended April 30, 2015.

Name	Grant Date	Number of Restricted Stock Units Subject to Award (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
Shaw Hong	7/1/14	89,000			2,018.520
	7/1/14		138,000	22.68	1,254,793
Anson Chan	7/1/14	15,000			340,200
	7/1/14		30,000	22.68	272,781
Y. Vicky Chou	7/1/14	44,500			1,009,260
	7/1/14		53,000	22.68	481,913
Dr. Henry Yang	7/1/14	44,500			1,009,260
	7/1/14		53,000	22.68	481,913
John Li (6)	7/1/14	44,500			1,009,260
	7/1/14		53,000	22.68	481,913

(1)        These shares represented the RSUs granted to the Named Executive Officers and will vest in three substantially equal installments on each of July 1, 2015, 2016 and 2017.

(2)        Options were granted at fair market value under our 2007 Plan, as described in further detail under “Long-Term Compensation, Awarded in Equity” section on page 23.

(3)        We generally grant stock options on an annual basis. In general, the options vest at a rate of twenty-five percent on the first anniversary of the grant date, and in equal monthly amounts over the next three years.

(4)        The exercise price for each stock option is the closing price of our common stock on the grant date, as reported on NASDAQ.

(5)        The amounts shown reflect the aggregate grant date fair value of option awards and stock awards computed in accordance with FASB ASC Topic 718.

(6)        Mr. Li became a Named Executive Officer in fiscal 2014.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2015

The following table provides information regarding options and stock awards exercised and vested, respectively, and the value realized for each of the Named Executive Officers during the fiscal year ended April 30, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Shaw Hong	111,547	933,648	80,827	1,833,156
Anson Chan	—	—	20,207	458,295
Y. Vicky Chou	—	—	40,414	916,590
Dr. Henry Yang	—	—	40,414	916,590
John Li (3)	—	—	40,414	916,590

(1)                  Based on the closing market price of the Company’s common stock on the date of exercise less the option exercise price paid for those shares, multiplied by the number of shares for which the option was exercised.

(2)                  Based on the closing market price of the Company’s common stock on the vesting date, multiplied by the number of shares vested.

(3)                  Mr. Li became a Named Executive Officer in fiscal 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended April 30, 2015.

		Option Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Shaw Hong	6/12/2006	85,000	—	25.56	6/12/2016	(6)
	5/30/2007	22,000	—	14.93	5/30/2017	(6)
	7/1/2008	19,339	—	11.95	7/1/2018	(6)
	7/1/2009	55,276	—	10.41	7/1/2019	(6)
	7/1/2010	110,600	—	21.84	7/1/2017	(6)
	7/1/2011	122,811	8,189	34.80	7/1/2018	(6)
	7/1/2012	94,874	43,126	13.34	7/1/2019	(6)	26,333	734,559
	7/1/2013	60,375	77,625	18.47	7/1/2020	(6)	58,986	1,645,414
	7/1/2014	—	138,000	22.68	7/1/2021	(6)	89,000	2,482,655
Anson Chan	8/14/2006	150,000	—	16.89	8/14/2016	(7)
	5/30/2007	50,000	—	14.93	5/30/2017	(7)
	7/1/2009	6,877	—	10.41	7/1/2019	(7)
	7/1/2010	33,000	—	21.84	7/1/2017	(7)
	7/1/2011	36,561	2,439	34.80	7/1/2018	(7)
	7/1/2012	28,186	12,814	13.34	7/1/2019	(7)	6,583	183,633
	7/1/2013	17,936	23,064	18.47	7/1/2020	(7)	14,746	411,340
	7/1/2014	—	30,000	22.68	7/1/2021	(7)	15,000	418,425
Y. Vicky Chou	6/12/2006	60,000	—	25.56	6/12/2016	(8)
	8/28/2006	40,000	—	16.69	8/28/2016	(5)
	5/30/2007	40,000	—	14.93	5/30/2017	(8)
	7/1/2008	32,000	—	11.95	7/1/2018	(8)
	7/1/2009	37,000	—	10.41	7/1/2019	(8)
	7/1/2010	42,550	—	21.84	7/1/2017	(8)
	7/1/2011	46,874	3,126	34.80	7/1/2018	(8)
	7/1/2012	36,436	16,564	13.34	7/1/2019	(8)	13,166	367,266
	7/1/2013	23,186	29,814	18.47	7/1/2020	(8)	29,493	822,707
	7/1/2014	—	53,000	22.68	7/1/2021	(8)	44,500	1,241,328
Dr. Henry Yang	5/30/2007	6,125	—	14.93	5/30/2017	(9)
	7/1/2008	7,418	—	11.95	7/1/2018	(9)
	7/1/2009	20,457	—	10.41	7/1/2019	(9)
	7/1/2010	42,550	—	21.84	7/1/2017	(9)
	7/1/2011	46,874	3,126	34.80	7/1/2018	(9)
	7/1/2012	36,436	16,564	13.34	7/1/2019	(9)	13,166	367,266
	7/1/2013	23,186	29,814	18.47	7/1/2020	(9)	29,493	822,707
	7/1/2014	—	53,000	22.68	7/1/2021	(9)	44,500	1,241,328
John Li (11)	7/11/2005	7,714	—	14.60	7/11/2015	(4)
	8/28/2006	30,000	—	16.69	8/28/2016	(5)
	5/30/2007	5,104	—	14.93	5/30/2017	(10)
	7/1/2008	18,400	—	11.95	7/1/2018	(10)
	7/1/2009	32,000	—	10.41	7/1/2019	(10)
	7/1/2010	42,550	—	21.84	7/1/2017	(10)
	7/1/2011	46,874	3,126	34.80	7/1/2018	(10)
	7/1/2012	36,436	16,564	13.34	7/1/2019	(10)	13,166	367,266
	7/1/2013	23,186	29,814	18.47	7/1/2020	(10)	29,493	822,707
	7/1/2014	—	53,000	22.68	7/1/2021	(10)	44,500	1,241,328

(1)                     Except as otherwise indicated in notes (4) and (5) below, twenty-five percent of the shares subject to each option grant shown here vest one year after the vesting commencement date, and the remainder vest monthly over the following thirty-six months.

(2)                     The amounts shown represent RSUs granted under our 2007 Equity Incentive Plan that vest annually over three years from the grant date.

(3)                     The amounts in this column are calculated using a per share value of $27.895, the closing market price of a share our common stock on April 30, 2015, the last business day of fiscal 2015.

(4)                     All of the shares were fully vested on April 30, 2006

(5)                     The shares subject to this grant vest monthly over thirty-six months, starting on July 1, 2006.

(6)                     The vesting commencement dates of these option grants are, July 1, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

(7)                     The vesting commencement dates of these option grants are July 17, 2006, July 1, 2007, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

(8)                     The vesting commencement dates of these option grants are July 1, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

(9)                     The vesting commencement dates of these option grants are July 1, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

(10)              The vesting commencement dates of these option grants are July 1, 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014, respectively.

(11)              Mr. Li became a Named Executive Officer in fiscal 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 27, 2015 by:

•                  each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•                  each of our directors;

•                  each of the Named Executive Officers named in the “Summary Compensation Table” on page 28; and

•                  all of our directors and executive officers as a group.

Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)
5% or Greater Stockholder:
Dimensional Fund Advisors LP (3)	4,760,183	—	4,760,183	7.99%
Vanguard Group (4)	3,893,082	—	3,893,082	6.53%
BlackRock, Inc. (5)	3,100,448	—	3,100,448	5.20%

Current Directors and Named Executive Officers:
Shaw Hong (6)	293,797	641,714	935,511	1.55%
Anson Chan	75,911	341,040	416,951	*
Y. Vicky Chou	117,702	385,463	503,165	*
Dr. Henry Yang (7)	140,344	210,463	350,807	*
John Li (8)	178,024	261,967	439,991	*
Joseph Jeng	32,540	80,000	112,540	*
Dwight Steffensen	15,000	60,000	75,000	*
Wen-Liang William Hsu	28,000	—	28,000	*
All current directors and executive officers as a group (12 persons)	1,005,922	2,355,046	3,360,968	5.43%

*                                  Less than 1%

(1)                          Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 4275 Burton Drive, Santa Clara, California 95054.

(2)                          This table is based upon information supplied by officers, directors and principal stockholders. Percentage of beneficial ownership is based on 59,585,502 shares of common stock outstanding as of July 27, 2015. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of July 27, 2015 including upon the exercise of an option and vesting of RSUs; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(3)                          As of December 31, 2014, based on information set forth in a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 5, 2015, indicating that it beneficially owns 4,760,138 shares for which it has sole voting power with respect to 4,595,226 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 4,760,183 shares and shared dispositive power with respect to none of the shares.  Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional and its subsidiaries disclaim beneficial ownership of such securities. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(4)                          As of December 31, 2014, based on information set forth in a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 11, 2015, indicating that it beneficially owns 3,893,082 shares for which it has sole voting power with respect to 82,263 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 3,815,419 shares and shared dispositive power with respect to 77,663 of the shares.  Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard is the beneficial owner of 77,663 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard is the beneficial owner of 4,600 shares.  The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)                          As of December 31, 2014, based on information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 3, 2015, indicating that it beneficially owns 3,100,448 shares for which it has sole voting power with respect to 2,957,327 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 3,100,448 shares and shared dispositive power with respect to none of the shares.  Includes shares held by various subsidiaries of BlackRock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(6)                          Includes 293,797 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee.

(7)                          Includes 40,600 shares of common stock held by the Hongli Yang & Yongxi Huang Family Trust of which Dr. Yang is a trustee and 9,000 shares held by his sister and father-in-law of which Dr. Yang shares voting and investment power.

(8)                          Mr. Li became a Named Executive Officer in fiscal 2014.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

We are not a party to any employment agreements or change of control arrangements with any of our Named Executive Officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the Nasdaq Stock Market.  The members of the audit committee during fiscal 2015 were Wen-Liang William Hsu, Joseph Jeng and Dwight Steffensen, with Mr. Steffensen serving as the chairman of the audit committee.

The audit committee operates under a written charter.  A copy of the charter of our audit committee is available on our website located at http://www.ovt.com/investors/corp_5.php.

In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal control over financial reporting, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

The audit committee does not conduct auditing reviews or procedures.  The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America.

Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent registered public accounting firm.  The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to its annual audit and approves all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements.  In connection with the standards for independence of external auditors promulgated by the SEC, during the 2015 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls and responsibilities, budget and staffing.  The audit committee also reviewed with the independent registered public accounting firm its audit plan, audit scope and identification of audit risks.

The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee reviewed and discussed our audited financial statements for fiscal 2015 and our assessment of internal control over financial reporting with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of our financial statements and for maintaining effective internal control over financial reporting and the independent registered public accounting firm has the responsibility for the audit of those statements and the effectiveness of internal control over reporting.

Based on the above review and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended April 30, 2015 for filing with the Securities and Exchange Commission.  The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Dwight Steffensen (Chairperson)
Wen-Liang William Hsu
Joseph Jeng

RELATED PARTY TRANSACTIONS

Jeanette Ishibashi, our Vice President of Global Business and Mr. Hong’s daughter, earned aggregate cash compensation of $385,500 during fiscal 2015.

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest.  Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval.  In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  The transaction described above was entered into prior to the adoption of this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.  Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all executive officers, directors and 10% stockholders complied with all applicable filing requirements during fiscal 2015.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2015 Annual Meeting.  If any other matters properly come before the 2015 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
OMNIVISION TECHNOLOGIES, INC.

Dated: August 7, 2015

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 23, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OMNIVISION TECHNOLOGIES, INC. aTTN: y. VICky CHOu 4275 BurTON DrIVE SaNTa CLara, Ca 95054 ElEcTRONIc DElIVERY Of fuTuRE sTOckhOlDER cOmmuNIcaTIONs If you would like to reduce the costs incurred by OmniVision Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PhONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 23, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY maIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to OmniVision Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M95253-P68489 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OmNIVIsION TEchNOlOGIEs, INc. a. Proposal 1 – Election of Directors The Board of Directors recommends a vote f OR the listed nominees. 1.Election of Class III Directors NOmINEEs: 1a. Joseph Jeng for ! ! against ! ! abstain ! ! 1b. Dwight Steffensen B.Proposal 2 – Ratification of Independent Registered Public accounting firm c. Proposal 3 – advisory Resolution to approve Executive compensation The Board of Directors recommends a vote fOR Proposal 2. for ! against ! abstain ! The Board of Directors recommends a vote fOR Proposal 3. for against abstain ! ! ! 2. Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2016. 3. Advisory resolution to approve executive compensation. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the availability of Proxy materials for the annual meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M95254-P68489 OmNIVIsION TEchNOlOGIEs, INc. ThIs PROXY Is sOlIcITED ON BEhalf Of ThE BOaRD Of DIREcTORs aNNual mEETING Of sTOckhOlDERs sEPTEmBER 24, 2015 The stockholder(s) hereby appoint(s) Shaw Hong and Y. Vicky Chou, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Omnivision Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on September 24, 2015, at 4275 Burton Drive, Santa Clara, CA 95054, and any adjournment or postponement thereof. ThIs PROXY, WhEN PROPERlY EXEcuTED, WIll BE VOTED as DIREcTED BY ThE sTOckhOlDER(s). If NO such DIREcTIONs aRE maDE, ThIs PROXY WIll BE VOTED fOR ThE ElEcTION Of ThE NOmINEEs lIsTED ON ThE REVERsE sIDE fOR ThE BOaRD Of DIREcTORs, fOR ThE RaTIfIcaTION Of PRIcEWaTERhOusEcOOPERs llP as ThE cOmPaNY's INDEPENDENT REGIsTERED PuBlIc accOuNTING fIRm fOR ThE fIscal YEaR ENDING aPRIl 30, 2016, fOR ThE aDVIsORY REsOluTION TO aPPROVE EXEcuTIVE cOmPENsaTION aND, as saID PROXIEs DEEm aDVIsaBlE, ON such OThER maTTERs as maY PROPERlY cOmE BEfORE ThE mEETING, INcluDING, amONG OThER ThINGs, cONsIDERaTION Of aNY mOTION maDE fOR aDJOuRNmENT Of ThE mEETING. PlEasE maRk, sIGN, DaTE aND RETuRN ThIs PROXY caRD PROmPTlY usING ThE ENclOsED REPlY ENVElOPE. If you vote by the Internet or by phone, please DO NOT mail back this proxy card. ThaNk YOu fOR YOuR VOTE! (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) cONTINuED aND TO BE sIGNED ON REVERsE sIDE address changes/comments: